UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2021 (November 9, 2021)

American Noble Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-17204	20-3126437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15612 College Blvd.

Lenexa, KS 66219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 948-9512

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
—	—	—

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2021, American Noble Gas, Inc., a Delaware corporation (the “Company”) entered int a letter agreement (the “Letter Agreement”) with U.S. Noble Gas, LLC (“USNG”), pursuant to which USNG will provide consulting services to the Company for exploration, testing, refining, production, marketing and distribution of various potential reserves of noble gases and rare earth element/minerals on the Company’s recently acquired 11,000-acre oil & gas properties in the Otis/Albert Field located on the Kansas Central Uplift (the “Central Kansas Properties”). The Letter Agreement would cover all of the noble gas, specifically including helium, and rare earth elements/minerals potentially existing on the Central Kansas Properties and the Company’s future acquisitions, if any.

The Letter Agreement also provides that USNG will supply a large vessel designed for flows up to 5,000 barrels of water per day at low pressures, known as a gas extraction/separator unit. The gas extraction/separator unit is a dewatering vessel that the Company may use for multiple wells in the future.

The Letter Agreement requires the Company to establish a four-member board of advisors (the “Board of Advisors”) comprised of various experts involved in noble gas and rare earth elements/minerals. The Board of Advisors will help attract both industry partners and financial partners for developing a large helium, noble gas and/or rare earth element/mineral resources that may exist in the region where the Company currently operates. The industry partners would include helium, noble gas and/or rare earth element/mineral purchasers and exploration and development companies from the energy industry. The financial partners may include large family offices or small institutions.

The Company will also pay USNG a monthly cash fee equal to $8,000 per month beginning at the onset of commercial helium or minerals production and sales, subject to certain thresholds. Such monthly fees will become due and payable for any month that AMNG receives cash receipts in excess of $25,000 derived from the sale of noble gases and/or rare earth elements/minerals.

In consideration of the foregoing and pursuant to the terms of the Letter Agreement, the Company will also issue warrants (the “Warrants”) to purchase, in the aggregate, 2,000,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $0.50 (the “Exercise Price”) to three of USNG’s principal consultants. The Company will also issue Warrants to purchase, in the aggregate, 1,200,000 shares of Common Stock at the Exercise Price to the four members of the Board of Advisors. The Company will therefore grant a total of 3,200,000 Warrants to purchase its Common Stock for a price of approximately $1.6 million in connection with the Letter Agreement and the arrangements described therein.

The Warrants will expire five years after the date of the Letter Agreement. If the Company (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of the Warrants), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price for the Warrants will be multiplied by a fraction of which the numerator will be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares of Common Stock issuable upon exercise of the Warrants shall be proportionately adjusted (to the nearest 1/100th of a share) such that the aggregate Exercise Price of the Warrants remain unchanged. Any such adjustment will become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

The foregoing descriptions of the Letter Agreement and the Warrants to be issued in connection therewith, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Letter Agreement and the Form of Common Stock Warrant, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and 4.1, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On November 9, 2021, in connection with the Letter Agreement, the Company issued the Warrants. In issuing the Warrants, the Company relied on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, amended (the “Securities Act”). Each holder of the Warrants has advised the Company that they are sophisticated and can bear the risks associated with the Warrants, and the Company has not engaged in general solicitation in connection with the offer or sale of the Warrants.

The information under Item 1.01 above is incorporated by reference herein.

Item 8.01. Other Events.

On November 11, 2021, the Company issued a press release announcing the entry into the Agreement described in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 4.1	Form of Common Stock Purchase Warrant.
Exhibit 10.1	Letter Agreement by and between American Noble Gas, Inc. and U.S. Noble Gas, LLC.
Exhibit 99.1	Press Release, dated November 11, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2021	American Noble Gas, Inc.

	By:	/s/ Stanton E. Ross
	Name:	Stanton E. Ross
	Title:	Chairman, President and Chief Executive Officer